As filed with the Securities and Exchange Commission on March 9, 2026.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-1

REGISTRATION STATEMENT Under The Securities Act of 1933

INNOVATION BEVERAGE GROUP LIMITED

(Exact name of Registrant as specified in its charter)

Australia	2080	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

_______________________________

INNOVATION BEVERAGE GROUP LIMITED

29 Anvil Road

Seven Hills, NSW 2147

Australia

Tel: +61 (02) 9620 4574

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

____________________________

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Tel: (212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darrin Ocasio, Esq.	Anthony W. Basch, Esq.
Matt Siracusa, Esq.	Alexander W. Powell Jr., Esq.
Mohit Agrawal, Esq.	Benming Zhang, Esq.
Sichenzia Ross Ference Carmel LLP	Kaufman & Canoles P.C.
1185 Avenue of the Americas	Two James Center, 14th Floor
New York, NY 10036	1021 East Cary Street
Telephone: (212) 930-9700	Richmond, Virginia 23219
Telephone: +1 (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 9, 2026

$15,000,000

Up to 4,166,667 Ordinary Units consisting of

One share of Ordinary Share, and one Series A Warrant and one Series B Warrant, and/or 4,166,667 Pre-
Funded Units consisting of one Pre-Funded Warrant, one Series A Warrant and one Series B Warrant (and
4,166,667 shares of Ordinary Share underlying the Pre-Funded Warrants)

Up to 4,166,667 shares of Ordinary Shares underlying the Series A Warrants

Up to 4,166,667 shares of Ordinary Shares Underlying the Series B Warrants

We are offering, on a best efforts basis, up to 4,166,667 ordinary units, with each Ordinary Unit consisting of (a) one share of ordinary shares, no par value per share (“Ordinary Share”), (b) one warrant to purchase one share of our Ordinary Share at an exercise price of $3.60 per share (or 100% of the assumed offering price of each Ordinary Share sold in the offering) which warrant will expire on the five-year anniversary of the issuance date (the “Series A Warrants”), and (c) one warrant to purchase one share of our Ordinary Share at an exercise price of $3.60 per share (or 100% of the assumed offering price of each Ordinary Share sold in the offering), which warrant will expire on the five-year anniversary of the issuance date (the “Series B Warrants” and, together with the Series A Warrants, the “Ordinary Warrants”).

We are offering the units at an assumed offering price of $3.60 per unit, which is equal to the closing price of our Ordinary Share on the Nasdaq Stock Market LLC on February 27, 2026 for gross proceeds of up to $15 million. We are also offering the shares of our Ordinary Share that are issuable from time to time upon the exercise of the Ordinary Warrants included in the Ordinary Units.

We are also offering to certain purchasers whose purchase of Ordinary Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Share immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded units, with each Pre-Funded Unit consisting of one pre-funded warrant to purchase one share of Ordinary Share, and one Series A Warrant and one Series B Warrant (the “Pre-Funded Unit”), as described above with each share of Ordinary Share, in lieu of Ordinary Units that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Share. The purchase price of each pre-funded unit will be equal to the price per unit being sold to the public in this offering, minus $0.00001, and the exercise price of each pre-funded warrant included in the Pre-Funded Units will be $0.00001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded unit we sell, the number of units (and shares of Ordinary Share) we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of Ordinary Shares issuable upon the exercise of the pre-funded warrants, and the Series A Warrants and the Series B Warrants included in the Pre-Funded Units.

The Ordinary Units and Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Ordinary Share or pre-funded warrants and the Series A Warrants and the Series B Warrants comprising the units or the Pre-Funded Units, as the case may be, are immediately separable and will be issued separately in this offering. We are also registering the shares of Ordinary Share issuable from time to time upon exercise of the Series A Warrants and the Series B Warrants and pre-funded warrants included in the Ordinary Units and Pre-Funded Units offered hereby.

Our Ordinary Shares are listed on The Nasdaq Capital Market, under the symbol “IBG.” On February 27, 2026, the last reported sale price of our Ordinary Shares was $3.60 per share. We do not intend to apply for a listing of the Ordinary Units, the Pre-Funded Units, the pre-funded warrants, or the Series A Warrants and the Series B Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and the Series A Warrants and the Series B Warrants will be limited.

The Ordinary Units and Pre-Funded Units will be offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. However, notwithstanding the foregoing, the shares of our Ordinary Share underlying the pre-funded warrants and the Series A Warrants and the Series B Warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. We expect this offering to be completed not later than one business day following the commencement of sales in this offering (after the effective date of the registration statement of which this prospectus forms a part) and we will deliver all securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged Aegis Capital Corp. (the “Placement Agent” or “Aegis”), to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, placement agent’s fee and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts described throughout this prospectus. We have agreed to pay the Placement Agent, the placement agent fees set forth in the table below and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” for more information regarding these arrangements.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, and, as such, have elected to comply with certain reduced public disclosure requirements for this prospectus and future filings. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described herein under the heading “Risk Factors” beginning on page 7 of this prospectus and under similar heading in other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Ordinary Unit(1)	Per Pre- Funded Unit	Total
Public offering price	$		$
Placement Agent Fees(1)	$		$
Proceeds to us, before expenses(2)	$		$

(1)	Assumes that all Ordinary Units consist of one share of Ordinary Share, one Series A Warrant, and one Series B Warrant.
(2)	We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering. We have also agreed to pay the Placement Agent a non- accountable expense allowance of 1.0% of the gross proceeds received by us in the offering and to reimburse the Placement Agent for all expenses related to the offering of up to $125,000 including legal expenses and other out-of-pocket expenses in connection with their engagement as placement agent. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.

Delivery of the shares of our Ordinary Units (and Pre-Funded Units, if any) is expected to be made on or about [●], 2026.

Sole Placement Agent

AEGIS CAPITAL CORP.

The date of this prospectus is , 2026

You should rely only on the information contained in or incorporated by reference in this prospectus and the information below under the captions “Information Incorporated By Reference” and “Where You Can Find More Information” before making an investment decision. Neither we nor the Placement Agent have authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the Placement Agent is making an offer to sell or seeking offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover of this prospectus, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of such free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated By Reference,” before deciding to invest in our securities.

Neither we nor Aegis have authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, shares of our Ordinary Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our Ordinary Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Ordinary Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

As used in this prospectus, unless the context otherwise requires, Innovation Beverage Group Limited was incorporated in Australia on April 20, 2018, as “Australian Boutique Spirits PTY LTD” and on May 2, 2022, the name changed to “Innovation Beverage Group PTY Limited”. Subsequently, on June 11, 2022, the company’s converted from a proprietary company to a public limited company and is now named “Innovation Beverage Group Limited.” Except where indicated or where the context otherwise requires, the terms “Innovation Beverage Group,” “IBG,” “we,” “us,” “our,” the “Company,” and “our business” refer to Innovation Beverage Group Limited, an Australian public limited company together with its subsidiaries. When we refer to “you,” we mean the holders of the applicable series of securities.

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PROSPECTUS SUMMARY

This summary highlights selected information included elsewhere in or incorporated by reference in this prospectus and does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes and other information incorporated by reference into this prospectus, before deciding whether to participate in the offering described in this prospectus.

Business Overview

We are a developer, manufacturer, marketer, exporter and retailer of a growing beverage portfolio of 70 formulation across 14 alcoholic and non-alcoholic brands. Our focus is on premium and super premium brands.

IBG USA LLC (“IBG USA”) was formed for the purpose of importing, producing via co-packers, marketing and wholesaling the Innovation Beverage Group Limited owned portfolio of brands in the United States. IBG USA has not conducted any of these activities as of yet but it plans to do so in the near future. Reg Liquors LLC d/b/a Wired For Wine is an e-commerce retailer of wines and spirits, and it operates its own marketplaces, www.wiredforwine.com and www.bevmart.com.

The Merger Agreement, and the transaction thereto was entered into by our wholly-owned subsidiary, InnoBev Merger Corp, with the same subsidiary merging with and into Blockfuel Energy, Inc. (“BlockFuel”), and BlockFuel continuing as the surviving entity and becoming a wholly owned subsidiary of IBG.

Our flagship Australian Bitters Company (“ABC”) brand accounted for approximately 90% of our revenues in 2024 and 73% of our revenues in 2023 which reflects the revenue contribution by Wired For Wine after its acquisition in November 2021. We also sell BitterTales, a brand to which we have the exclusive right to manufacture for distribution in the United States.

Our goal is to increase our market share in the $800 million global market for bitters. Our partnership with Coca-Cola Europacific Partners (NASDAQ: CCEP), one of the world’s largest Coca-Cola bottlers, to exclusively manufacture ABC bitters for distribution in Australia is a key component of this strategy. We retain distribution rights for ABC bitters outside Australia and are actively negotiating new distribution arrangements for new markets.

Our direct-to-consumer (DTC) distribution channel is a network of eCommerce platforms: www.bevmart.com.au and www.drummerboy.com. We launched BevMart.com.au in Australia in May 2021 Our Drummerboy brand is offered through its own DTC website, www.drummerboy.com. We offer our brands, as well as other brands, through our eCommerce platforms. (Our previous eCommerce platforms, www.bevmart.com, www.wiredforwine.com, have ceased retailing third-party brands.)

In 2021, we introduced a new non-alcoholic spirit brand called Drummerboy, our first entry into the growing non-alcoholic beverage market. No-and-Low Alcohol products are becoming increasingly accepted as a lifestyle and societal norm, making it more accessible and approachable for consumers. The market value of no/low alcohol in key global markets in 2021 was just under USD$10 billion. With a direct to consumer (DTC) retail price per bottle of AUD$50 (approximately USD$35) and via manufacturing efficiencies through in-house manufacturing, we have a margin of approximately 80% when selling Drummerboy through its own www.drummerboy.com website in a DTC sale.

Through efficiencies of managing www.bevmart.com, www.bevmart.com.au, and www.wiredforwine.com and having our own back end fulfilment warehouses and key relationships with logistics partnerships, the launch of www.drummerboy.com in both Australia and the U.S. via our own DTC system will lead to immediate scale opportunities.

We have launched Twisted Shaker, our first entry in the bottled cocktail market, in Australia. The pre-batched cocktail market grew significantly during the beginning of the COVID pandemic with consumers loving the convenience and cost efficiency of this type of product. Twisted Shaker cocktails are full-strength, high-quality bottled cocktails. We launched Twisted Shaker in the U.S. in November 2022. Currently, we are in the process of identifying distributors in Australia and the U.S.

Our Company relies on certain business relationships to manufacture and/or distribute different brand-name products. Among such relationships is our business with Sway Energy Corp. Our Chief Executive Officer, Chief Operating Officer and Chairman of our board of directors is Sahil Beri, who is the brother of Amit Beri, the Chief Executive Officer and a director of Sway Energy Corp. This family relationship presents a potential conflict of interest between the companies.

Innovation Beverage Group Limited operates, under a lease agreement, a distillery and beverage manufacturing facility in Seven Hills, NSW Australia. The facility has the ability to macerate, blend, import bulk spirits, distill a variety of spirits and bottle or can products. The following products are currently manufactured in this facility:

●	Australian Bitters Company
●	BitterTales
●	Coventry Estate Gin
●	Cheeky Vodka
●	Twisted Shaker Cocktails
●	Geo Liqueurs
●	Cheeky Espresso Martini

Our facility is FDA-certified, kosher compliant in Australia and meets CCEP’s stringent standards. We believe that we currently have the capacity to increase production tenfold with minimal capital expenditures. We also plan to engage third-party manufacturers, as appropriate, to achieve cost savings and logistical efficiencies.

Growth Strategy

Our growth strategy is focused on:

●	continuing to invest in development of new formulations and brands;
●	investing in strategic marketing initiatives to build our portfolio of brands:
●	investing in global distribution expansion:
●	strengthening relationships with existing distributors and entering into partnerships with new distributors to expand global distribution network;
●	expanding our production volume by utilizing unused production capacity in our Australian manufacturing facility;
●	increasing our DTC capabilities through our existing marketplaces and acquiring additional marketplaces in the future; and
●	developing our employees to enhance performance in the marketplace.

We have remained committed to executing this strategy, and as a result have realized the impacts on each segment of our business.

Competitive Advantages

Our Company is a vertically integrated manufacturer, importer, and sales and marketing company with a focus on direct-to-consumer sales enabling complete capture of the value chain. Our eCommerce and product team consists of members with extensive beverage industry experience garnered at some of the world’s largest alcohol companies, such as Endeavour Drinks Group (Australia’s largest liquor online and brick-and-mortar retail group), Treasury Wine Estates (Australia’s largest wine company and one of the world’s largest wine companies) and Anheuser-Busch InBev (the world’s largest brewer).

Cost Advantages

IBG’s product portfolio is focused on bitters, light spirits and non-alcoholic spirits, which have short manufacturing times. As a result, IBG is more capital efficient as compared to dark spirit manufacturers (e.g., whisky, brandy, etc.), which often require aging in barrels for years before being sold.

Corporate Information

Our principal executive office is located at 29 Anvil Road, Seven Hills, NSW 2147, Australia. Our main telephone number is +61 (02) 9620 4574. Our website address is www.innovationbev.com. The information included on our website or in any social media associated with the Company is not part of this prospectus.

Emerging Growth Company Status

As a company with less than $1.235 billion in revenue during our last two fiscal periods (the years ended December 31, 2024 and 2023), we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;
●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As an exempted Australian company to be listed on the Nasdaq Capital Market, we will be subject to the Nasdaq Stock Market corporate governance listing standards. However, the Nasdaq Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in Australia, which is our home country, may differ significantly from the Nasdaq Stock Market corporate governance listing standards. For instance, we are not required to:

●	have a majority of the board to be independent (although all of the members of the audit committee must be independent under the Exchange Act);
●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;
●	have regularly scheduled executive sessions for non-management directors; and
●	have annual meetings and director elections.

Currently, as an Australian company, we intend to rely on home country practice with respect to our corporate governance.

THE OFFERING

Issuer:	Innovation Beverage Group Limited

Securities offered:

Up to 4,166,667 Ordinary Units, each Ordinary Unit consisting of one share of our Ordinary Share, one Series A Warrant to purchase one share of our Ordinary Share and one Series B Warrant to purchase one share of our Ordinary Share.

We are also offering to investors in Ordinary Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Ordinary Shares immediately following the consummation of this offering the opportunity to purchase Pre-Funded Units in lieu of Ordinary Units. Each Pre-Funded Unit consists of one pre-funded warrant (“Pre-Funded Warrant”) to purchase one share of our Ordinary Share, one Series A Warrant and one Series B Warrant. The purchase price of each Pre-Funded Unit is $3.59999 (which is equal to the assumed public offering price per Ordinary Unit minus $0.00001). Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the Ordinary Shares outstanding immediately after giving effect to such exercise. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Unit purchased, the number of Units including a share of Ordinary Share we are offering will be decreased on a one-for-one basis. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

The Ordinary Units will not be certificated or issued in stand-alone form. The shares of our Ordinary Share (or Pre-Funded Warrants) and the Series A Warrant, and the Series B Warrant comprising the Ordinary Units are immediately separable upon issuance and will be issued separately in this offering.

Description of Ordinary Warrants:

Series A Warrants

Each Series A Warrant will have an exercise price of $3.60 per share (equal to 100% of the assumed public offering price of each Ordinary Unit sold in this offering), will be immediately exercisable, and will expire on the five (5) year anniversary of the original issuance date. This prospectus also relates to the offering of the shares of our Ordinary Share issuable upon exercise of the Series A Warrants.

Series B Warrants

Each Series B Warrant will have an exercise price of $3.60 per share (equal to 100% of the assumed public offering price of each Ordinary Unit sold in this offering), will be immediately exercisable, and will expire on the five (5) year anniversary of the original issuance date. This prospectus also relates to the offering of the shares of Ordinary Share issuable upon exercise of the Series B Warrants.

Best Efforts Offering	We have agreed to offer and sell the securities offered hereby directly to the purchasers. We have retained Aegis Capital Corp. to act as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not required to buy or sell any specific number of the securities offered hereby. See “Plan of Distribution” beginning on page 23 of this prospectus.

Ordinary Shares outstanding immediately before this offering:	1,068,881 shares of Ordinary Shares.

Ordinary Shares to be outstanding after this offering (1):	5,235,548 shares of Ordinary Shares (assuming the sale of the maximum number of Ordinary Units covered by this prospectus, no sale of Pre-Funded Units, and no exercise of the Series A Warrants, and Series B Warrants issued in this offering)

Use of proceeds:

Assuming the maximum number of Ordinary Units are sold in this offering at an assumed public offering price of $3.60 per Ordinary Unit, which represents the closing price of our Ordinary Share on the Nasdaq Stock Market LLC on February 27, 2026, and assuming no issuance of pre-funded warrants in connection with this offering, we estimate that the net proceeds from our sale of Ordinary Units in this offering will be approximately $13,020,000, after deducting the placement agent fees and estimated offering expenses payable by us. However, this is a best effort offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of these securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds.

We intend to use the net proceeds of this offering to make a $2,500,000 non-interest bearing loan to Blockfuel in order for Blockfuel to exercise its call right pursuant to the Securities Purchase Agreement dated as of December 24, 2025 by and among Blockfuel and the investors thereto, and general corporate purposes, including working capital. See “Use of Proceeds.”

Risk factors:	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq symbol:	Our Ordinary Shares are listed on Nasdaq under the symbol “IBG.” There is no established trading market for the Series A Warrants, the Series B Warrants, or the pre-funded warrants and we do not expect a trading market to develop. We do not intend to list the Series A Warrants, the Series B Warrants, or the pre-funded warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series A Warrants, the Series B Warrants, and the pre-funded warrants will be extremely limited.

Lock-Up:	We, all of our directors and officers, and the holders of 10% or more of our outstanding shares of Ordinary Share (and all holders of securities exercisable for or convertible into shares of Ordinary Share), have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Ordinary Share or other securities convertible into or exercisable or exchangeable for our Ordinary Share for a period of ninety (90) days after this offering is completed without the prior written consent of the placement agent. See “Plan of Distribution” for more information.

Transfer Agent; Warrant Agent:	The transfer agent for our Ordinary Share is VStock Transfer, LLC. The warrant agent for the Series A Warrants, the Series B Warrants, and the pre-funded warrants will be VStock Transfer, LLC.

The number of shares of our Ordinary Share to be outstanding following this offering is based on 1,068,881 shares of Ordinary Shares outstanding as of March 5, 2026 and excludes:

●	warrants issued and outstanding, on an exercised basis, for 13,100 Ordinary Shares.

 Unless otherwise indicated, this prospectus assumes no issuance of pre-funded warrants in connection with this offering and no exercise of the Series A Warrants, and the Series B Warrants offered hereby.

RISK FACTORS

Any investment in our Securities involves a high degree of risk. You should carefully consider the risks described below and in “Item 3. Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024 incorporated by reference herein, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our Securities. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the events or circumstances described in the following risk factors actually occur, our business, financial condition and results of operations would suffer. In that event, the price of our ordinary shares could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to this Offering and Ownership of Our Securities

The proposed merger with BlockFuel Energy, Inc. (“BlockFuel”) may not be consummated on the anticipated terms or timeline, or at all, which could materially and adversely affect our business, financial condition, and the value of the securities offered hereby.

On October 14, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BlockFuel and our wholly-owned subsidiary, InnoBev Merger Corp. The proposed merger is subject to a number of closing conditions, including but not limited to: (1) the completion of interim financings by IBG of at least $10 million; (2) the authorization for listing of shares of our ordinary shares to be issued in the merger on a mutually agreed stock exchange; (3) subject to specified materiality standards, the accuracy of the representations and warranties of each party; (4) compliance by each party in all material respects with its covenants; and (5) the absence of a material adverse effect on each party. There can be no assurance that these conditions will be satisfied or waived, or that the merger will be consummated on the currently contemplated terms or timeline, or at all. The merger was originally expected to close in the fourth quarter of 2025 and is now expected to close by the end of the first quarter of 2026.

We intend to use $2,500,000 of the net proceeds of this offering to make a loan to BlockFuel in order for BlockFuel to exercise its call right pursuant to the Securities Purchase Agreement dated as of December 24, 2025 by and among BlockFuel and the investors thereto. The loan will be non-interest bearing and will be made pursuant to a promissory note between IBG and BlockFuel. In connection with the foregoing, we expect to acquire 51% of the outstanding equity of BlockFuel. If the merger is not consummated, we would hold a 51% equity interest in BlockFuel but would not own 100% of BlockFuel as contemplated by the Merger Agreement, and there can be no assurance that we would be able to acquire the remaining 49% on favorable terms, or at all.

If the merger is not consummated, investors in this offering may be adversely affected because: (i) $2,500,000 of the net proceeds of this offering will have been deployed as a loan to BlockFuel rather than being available for general working capital; and (ii) we would own a majority but not all of BlockFuel, and the minority shareholders of BlockFuel would have rights that could constrain our ability to operate BlockFuel. The proposed merger involves significant risks and uncertainties, and investors should not place undue reliance on statements regarding the expected timing or completion of the merger.

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its best efforts to solicit offers to purchase the Ordinary Units and Pre-Funded Units in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. As there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the Ordinary Units or the Pre-Funded Units offered in this offering. The success of this offering will impact our ability to use the proceeds to execute our business plans. We may have insufficient capital to implement our business plans and satisfy current obligations, potentially resulting in greater operating losses or dilution unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

You will experience immediate dilution in the net tangible book value per share of the Ordinary Shares you purchase, and may experience additional dilution in the future.

Because the effective price per share of Ordinary Share included in the Ordinary Units or issuable upon exercise of the Ordinary Warrants or pre-funded warrants being offered may be higher than the net tangible book value per share of our Ordinary Share, you may experience dilution to the extent of the difference between the effective offering price per share of Ordinary Share you pay in this offering and the net tangible book value per share of our Ordinary Share immediately after this offering. Assuming the sale of 4,166,667 Ordinary Units at a public offering price of $3.60 per Ordinary Unit and our net tangible book value as of June 30, 2025, and assuming no sale of any Pre-Funded Units in this offering, no exercise of any of the Ordinary Warrants being offered in this offering, and after deducting the placement agent fees and estimated offering expenses payable by us, you will incur immediate dilution in as adjusted net tangible book value of approximately $2.46 per share. As a result of the dilution to investors purchasing securities in this offering, investors may receive less than the purchase price paid in this offering, if anything, in the event of the liquidation of our company. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you participate in this offering.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Ordinary Share to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

An active trading market for our shares may not be sustained.

Although our shares are listed on the Nasdaq Stock Market, LLC, the market for our shares has demonstrated varying levels of trading activity. The current level of trading may not be sustained in the future. The lack of an active market for our shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

This offering may cause the trading price of our Ordinary Share to decrease.

The number of shares of Ordinary Share underlying the securities we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Ordinary Share. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the pre-funded warrants or Ordinary Warrants issued in connection with the offering will have on the market price of our Ordinary Share from time to time.

Future sales of substantial amounts of our Ordinary Share could adversely affect the market price of our Ordinary Share.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our Ordinary Share in this offering or result in downward pressure on the price of our Ordinary Share, and our ability to raise capital in the future.

We may not receive any additional funds upon the exercise of the Ordinary Warrants.

Each Series A Warrant has an exercise price of $3.60 per share (equal to 100% of the public offering price of each unit sold in this offering), and each Series B Warrant has an exercise price of $3.60 per share (equal to 100% of the public offering price of each unit sold in this offering), and may also be exercised in certain circumstances by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our Ordinary Share determined according to the formula set forth in the Ordinary Warrants. Accordingly, we may not receive any additional funds, or any significant additional funds, upon the exercise of the Ordinary Warrants.

There is no public market for the Ordinary Warrants or pre-funded warrants being offered by us in this offering.

There is no established public trading market for the Ordinary Warrants or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Ordinary Warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Ordinary Warrants and the pre-funded warrants will be limited.

The Ordinary Warrants included in the units and in the pre-funded units are speculative in nature.

The Ordinary Warrants represent the right to acquire shares of Ordinary Share at a fixed price. Specifically, commencing on the date of issuance, holders of the Ordinary Warrants may acquire the shares of Ordinary Share issuable upon exercise of such Ordinary Warrants at an exercise price of $3.60 per share for Series A Warrants, or $3.60 per share for Series B Warrants. Moreover, following this offering, the market value of the Ordinary Warrants is uncertain and there can be no assurance that the market value of the Ordinary Warrants will equal or exceed the public offering price. There can be no assurance that the market price of the shares of Ordinary Share will ever equal or exceed the exercise price of the Ordinary Warrants, and consequently, whether it will ever be profitable for holders of Ordinary Warrants to exercise the Ordinary Warrants.

Except as otherwise set forth in the Ordinary Warrants and pre-funded warrants, holders of the Ordinary Warrants and the pre-funded warrants offered hereby will have no rights as stockholders with respect to the shares of Ordinary Share underlying the Ordinary Warrants and the pre-funded warrants until such holders exercise their Ordinary Warrants and pre-funded warrants and acquire our Ordinary Share.

Except as otherwise set forth in the Ordinary Warrants and pre-funded warrants, until holders of the Ordinary Warrants and the pre-funded warrants acquire shares of our Ordinary Share upon exercise thereof, such holders of the Ordinary Warrants and the pre-funded warrants will have no rights with respect to the shares of our Ordinary Share underlying such warrants, such as voting rights. Upon exercise of the Ordinary Warrants or the pre-funded warrants, as the case may be, the holder will be entitled to exercise the rights of an Ordinary Shareholder only as to matters for which the record date occurs after the exercise date.

Since we do not expect to pay any cash dividends for the foreseeable future, investors may be forced to sell their stock in order to obtain a return on their investment.

We do not anticipate declaring or paying in the foreseeable future any cash dividends on our capital stock. Instead, we plan to retain any earnings to finance our operations and growth plans discussed elsewhere or incorporated by reference in this prospectus. Accordingly, investors must rely on sales of their Ordinary Share after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our Ordinary Share.

The trading price of our Ordinary Share has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control.

Our share price is highly volatile. During the period from January 1, 2025, to March 5, 2026 the closing price of our Ordinary Share (on a post-reverse split basis) ranged from a high of $27.87 per share (as adjusted for the reverse split) to a low of $4.21 per share (as adjusted for the reverse split). The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your Ordinary Share at or above the public offering price and you may lose some or all of your investment.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company”, as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have already adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus and the documents incorporated by reference that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use words such as “believe,” “expect,” “may,” “estimates,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus from other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $12,870,000 (assuming the sale of all Ordinary Units offered hereby at the assumed public offering price of $3.60 per Ordinary Unit, which represents the closing sale price of our Ordinary Share on the Nasdaq Stock Market, LLC on February 27, 2026, and assuming no issuance of pre-funded units), after deducting placement agent fees and estimated offering expenses payable by us, and assuming no sale of any Pre-Funded Units offered hereunder. However, because this is a best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75% or 50% of the Ordinary Units offered in this offering would be approximately $9,706,251 and $6,387,501, respectively, after deducting placement agent fees and estimated offering expenses payable by us.

We will use $2,500,000 of the net proceeds we receive from this offering to make a non-interest bearing loan to Blockfuel in order for Blockfuel to exercise its call right pursuant to the Securities Purchase Agreement dated as of December 24, 2025 by and among Blockfuel and the investors thereto. We intend to use the remaining net proceeds for capital expenditure, sales and marketing activities, and working capital and general corporate purposes. We cannot currently allocate specific percentages of the net proceeds to us from this offering that we may use for these purposes and our management will have broad discretion in the allocation of such net proceeds.

DILUTION

If you purchase securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the assumed public offering price per Ordinary Unit and as adjusted, net tangible book value per share of Ordinary Share immediately after this offering. Tangible assets equal our total assets less goodwill and intangible assets. As of June 30, 2025, our historical net tangible book value was $2,054,116 or $0.19 per share of Ordinary Share. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our Ordinary Share outstanding as of June 30, 2025.

After giving effect to the sale by us in this offering of $15,000,000 Ordinary Units at an assumed public offering price of $3.60 per Ordinary Unit (the closing sale price of our Ordinary Shares on the Nasdaq Stock Market, LLC on February 27, 2026), assuming no sale of any Pre-Funded Units in this offering and no exercise of any of the Ordinary Warrants being offered in this offering and deducting the placement agent fees and estimated offering expenses payable by us, and after giving effect to issuance of an aggregate of approximately 374,814 ordinary shares which occurred since July 1, 2025, our as adjusted net tangible book value as of June 30, 2025, would have been $14,929,117, or $2.46 per share of Ordinary Share. This amount represents an immediate increase in net tangible book value of $2.27 per share to our existing shareholders and an immediate dilution of $1.14 per share to purchasers of our securities in this offering. We determine dilution per share to investors participating in this offering by subtracting the as adjusted net tangible book value per share after this offering from the offering price per share paid by investors participating in this offering.

The following table illustrates this per share dilution:

The following table illustrates this per share dilution:

Assumed public offering price per Ordinary Unit	$3.60
Historical net tangible book value per share at June 30, 2025	$0.19
Increase in as adjusted net tangible book value per share attributable to this offering	$2.27
As adjusted net tangible book value per share after giving effect to this offering	$2.46
Dilution per share to investors purchasing securities in this offering	$(1.14)

If we only sell 75% or 50% of the maximum offering amount, our as adjusted net tangible book value per share after this offering would be $1.35, or $0.73, respectively, and the dilution per share to investors purchasing securities in this offering would be $2.25 or $2.87, respectively, assuming no pre-funded warrants are issued and no Ordinary Warrants are exercised, and after deducting placement agent fees and estimated offering expenses payable by us.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of Ordinary Units that we offer in this offering, and other terms of this offering determined at the time of pricing. The foregoing discussion and table assumes no sale of Pre-Funded Units, which if sold, would reduce the number of Ordinary Units that we are offering on a one-for-one basis. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

 The number of shares of Ordinary Share to be outstanding immediately after this offering is based on 1,068,881 shares of Ordinary Share outstanding as of March 5, 2026 and excludes:

●	warrants issued and outstanding, on an exercised basis, for 13,100 Ordinary Shares.

 All share-related information presented in this section are presented on a post-reverse split basis.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2025:

●	on an actual basis;

●

on an as adjusted basis, giving effect to the sale of the $15,000,000 Ordinary Units (assuming no sale of Pre-Funded Units) in this offering at the assumed public offering price of $3.60 per Ordinary Unit, which represents the closing sale price of our Ordinary Shares on the Nasdaq Stock Market, LLC on February 27, 2026, and an aggregate offering amount of $15,000,000, and assuming no issuance of Pre-Funded Units, after deducting placement agent’s fees and estimated offering expenses, and after giving effect to issuance of an aggregate of approximately 374,814 ordinary shares which occurred since July 1, 2025, and excluding the proceeds, if any, from the subsequent exercise of the Ordinary Warrants issued pursuant to this offering;

	June 30, 2025
	Actual (Unaudited)	Pro Forma (Unaudited)	Pro Forma As Adjusted (1)(Unaudited)
Cash and cash equivalents	188,393		13,063,394
Non-current debt	13,756		13,756
Contributed equity	12,830,333		25,705,334
Reserves	(112,448)		(112,448)
Accumulated losses	(10,042,014)		(10,042,014)
Total equity	2,675,871		15,550,872

Total capitalization	2,689,627		15,564,628

(1)

A decrease in the number of Ordinary Units offered by us of 100,000 Ordinary Units (resulting in net proceeds of approximately $12.5 million) would decrease cash, decrease stockholders’ equity, and decrease total capitalization on an as adjusted basis by approximately $315,000 from the amounts presented in the table above, assuming the assumed offering price of $3.60 per Ordinary Unit remains the same, and after deducting placement agent’s fees and estimated offering expenses payable by us. The Company has not completed its review of the accounting treatment and fair value of the Ordinary Warrants and pre-funded warrants offered hereby. The table above assumes the Ordinary Warrants and pre-funded warrants are accounted for within equity. If the Company determines the warrants are to be accounted for as liabilities, the fair value of the warrants will be recognized as a liability and subsequently recorded at fair value each reporting period with the change in fair value recognized within income.

The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.  All share-related information presented in this section are presented on a post-reverse split basis.

 The number of shares of Ordinary Share to be outstanding immediately after this offering is based on 1,068,881 shares of Ordinary Share outstanding as of March 5, 2026 and excludes:

●	warrants issued and outstanding, on an exercised basis, for 13,100 Ordinary Shares.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the capital stock of the Company. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Constitution, copies of which have been filed with the SEC and applicable law. For a complete description of the matters set forth in this “Description of Securities,” we encourage you to read our Constitution, which is incorporated by reference as an exhibit to our Annual Report on Form 20-F (“Constitution”)

General

We are an Australian public company limited by shares registered under the Corporations Act 2000 Cth (“Corporations Act”) by the Australian Securities and Investments Commission (“ASIC”). Our corporate affairs are principally governed by our Constitution, the common law applicable in Australia and the Corporations Act.

In general, our Constitution addresses similar matters to those typically addressed in a U.S. company’s charter documents. Notably, however, we do not have a limit on our authorized share capital, the concept of par value is not recognized under Australian law.

Subject to restrictions on the issue of securities in our Constitution and the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia and the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

Types and Class of Securities

Our outstanding share capital consists of only Ordinary Shares. As noted above, Ordinary Shares are of no par value.

The rights attaching to our Ordinary Shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with preferred, deferred or other special rights, or special restrictions, whether with regard to dividend, voting, return of capital, participation in the property of the Company on a winding up or otherwise, as the directors think fit.. Subject to any approval which is required from our shareholders under the Corporations Act, any rights and restrictions attached to a class of shares, we may issue further shares on such terms and conditions as our board of directors resolve. Subject to our Constitution, the Corporations Act, and the rules governing the listing of our securities on the Nasdaq Capital Market, our directors are entitled to issue shares in our capital, grant options over unissued shares, and settle the manner in which fractions of a share are to be dealt with. The directors may decide the persons to whom, and the terms on which, shares are issued or options are granted as well as the rights and restrictions that attach to those shares or options subject to our Constitution, the Corporations Act 2001 (Cth) and the rules governing the listing of our securities on the Nasdaq Capital Market.

Our Constitution provides that the directors may issue, allot or grant options in respect of, or otherwise dispose of, shares to such persons, for such price, on such conditions, at such times and with such preferred, deferred or other special rights or special restrictions, whether in relation to dividends, voting, return of capital, participation in the property of the Company on a winding up or otherwise.

Subject to the Corporations Act, any rights and restrictions attached to a class of shares, the Company may issue further shares on such terms and conditions as the shareholders resolve.

Currently, our outstanding share capital consists of only one class of ordinary shares.

Pre-emptive rights

Ordinary Shares and ordinary shareholders do not have pre-emptive rights.

Transfer

There are no inherent restrictions on the transfer of Ordinary Shares.

Dividend rights

Subject to the Corporations Act, the Company’s Board may from time to time determine to pay any interim, special or final dividends to shareholders, fix the amount of dividend, the record date for determining entitlements to, and for payment of, a dividend and the method of payment of a dividend.

Holders of our ordinary shares are entitled to receive such dividends as may be declared by the directors, subject to and in accordance with the Corporations Act. The directors may declare and pay such interim and final dividends as, in their judgment, the financial position of the Company justifies and may fix the time for payment. The directors when declaring a dividend may pay any dividend required to be paid under the terms of issue of a share.

Voting rights

Under our Constitution, and subject to any voting prohibitions imposed under the Corporations Act (which typically exclude parties from voting on resolutions in which they have an interest), holders of our ordinary shares are entitled to receive notice of and to be present to vote and participate at general meetings. Subject to the Constitution and to any rights or restrictions attached to any shares, at a general meeting, on a show of hands, every holder present has one vote; and on a poll, each holder present has (i) one vote for each fully paid share held and a fraction of a vote for each partly paid share held equivalent to the proportion to which the share is paid up. Voting may be in person or by proxy, attorney or representative.

No business may be transacted at any general meeting, except the election of a chairperson and the adjournment of the meeting, unless a quorum is present when the meeting proceeds to business. Three or more holders present personally or separately represented by proxy representative or attorney shall be a quorum for a general meeting.

Shareholders may vote in person or by proxy, attorney or proxy representative. Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting.

Under Australian law, an ordinary resolution is passed if a majority of the votes cast on the resolution (in person or by proxy) by members entitled to vote on the resolution are in favor of the resolution. Under Australian law, a special resolution is passed if at least 75% of the votes cast on the resolution (in person or by proxy) are in favor of the resolution.

Rights to share in our profits

Subject to any rights or restrictions attached to any shares or class of shares, the directors may capitalize and distribute among such of the shareholders as would be entitled to receive dividends and in the same proportions, any amount forming part of the undivided profits of the Company, representing profits arising from an ascertained accretion to capital or from a revaluation of the assets of the Company, arising from the realization of any assets of the Company or otherwise available for distribution as a dividend. The directors may resolve that all or any part of the capitalized amount is to be applied in paying up in full at a price determined by the resolution any unissued shares in or other securities of the Company or in paying up any amounts unpaid on shares or other securities held by the shareholders.

Surplus in the event of liquidation

Subject to this Constitution and to the rights or restrictions attached to any shares or class of shares if the Company is wound up and the property of the Company available for distribution among the shareholders is more than sufficient to pay all of the debts and liabilities of the Company and the costs, charges and expenses of the winding up, the excess must be divided among the shareholders in proportion to the shares held by them, irrespective of the amounts paid or credited as paid on the shares. If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide among the shareholders the whole or any part of the property of the Company and determine how the division is to be carried out as between the shareholders or different classes of shareholders.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution and subject to the Corporations Act, any preference shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

No sinking fund provisions

There are no sinking fund provisions in our Constitution in relation to Ordinary Shares.

Variation or Cancellation of Share Rights

All or any of the rights or privileges attached to the class of share may be varied, whether or not the Company is being wound up, only with the consent in writing of the holders of three quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class.

Directors May Make Calls

The directors may make any calls from time to time upon shareholders in respect of all monies unpaid on partly-paid shares (if any), subject to the terms upon which any of the partly-paid shares have been issued. Each shareholder is liable to pay the amount of each call in the manner, at the time, and at the place specified by the directors. Calls may be made payable by instalment. Failure to pay a call will result in interest becoming payable on the unpaid amount and ultimately, forfeiture of those shares. As of the date of this prospectus, all of our issued shares are fully paid.

General Meetings of Shareholders

The directors may, whenever they think fit, convene a general meeting. Subject to the Constitution and to the rights or restrictions attached to any shares or class of shares at least 28 days’ notice of a general meeting must be given to each person who is at the date of the notice a shareholder, a director or an auditor of the Company and the Securities Exchange. Section 249D of the Corporations Act also provides other mechanisms for the call of a meeting.

We must hold an annual general meeting within five months of the end of each fiscal year. Our end of fiscal year is currently 31 December each year. At the annual general meeting, shareholders typically consider the annual financial report, directors’ report and auditor’s report and vote on matters, including the election of directors. We may also hold other meetings of shareholders from time to time. The annual general meeting must be held in addition to any other meetings which we may hold.

Limitations on Rights to own Shares

There are no limitations on the rights to own securities imposed by our Constitution. However, acquisitions and proposed acquisitions of shares in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975, or the FATA, which generally applies to acquisitions or proposed acquisitions by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company and by non-associated foreign persons that would result in such foreign person having an interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company. The Company is currently not classified as a foreign person or an Australian land corporation for the purposes of the FATA.

Whether prior approval of the Australian Federal Treasurer is required for an investor to be issued shares in the Company is an assessment which must be undertaken by each investor, as compliance with the FATA in those circumstances is the investor’s obligation. Separate and stricter rules apply for foreign government investors (defined by the FATA).

Generally, foreign government investors must seek prior FIRB approval where they acquire a direct interest in an entity or business. The term ‘direct interest’ has a very broad meaning under the Foreign Acquisitions and Takeovers Regulations 2015 and ranges from a 10% interest in an entity to an interest of any percentage in an entity which gives the foreign government investor the ability to influence or participate in the central management and control of the entity or business or determine its policy.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may take a number of actions including imposing civil or criminal penalties or ordering the divestiture of such person’s shares or interest in shares in the Company. The Australian Federal Treasurer may order divestiture pursuant to the FATA if he determines that the acquisition has resulted in that foreign person, either alone or together with other non-associated or associated foreign persons, controlling the Company and that such control is contrary to the national interest.

The above should be considered an overview only. The application of the FATA is complex and requires an assessment of the circumstances and nature of a particular investment. For example, varying rules exist for acquisitions in agricultural land or businesses deemed to be ‘sensitive businesses’.

As a public company under the Australian Corporations Act with more than 50 shareholders – the Australian Corporations Act (subject to certain exceptions) restricts the acquisition by any person (irrespective of jurisdiction) of a “relevant interest” in a “voting share” of the Company where, because of a transaction, that person or someone else’s percentage “voting power” in the Company increases above 20% of the total voting shares or, where the person’s voting power was already above 20% and below 90%, increases more than 3% in any six month period.

Provision affecting any change of control

Subject to our Constitution, the Corporations Act, and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine. Our constitution does not contain any provisions preventing any change of control

Subject to the requirements of our Constitution, the Corporations Act, and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of listed Australian public companies, such as Innovation Beverage Group Limited are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s voting power in Innovation Beverage Group Limited (when aggregated with their “associates”) increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90%, subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

●	is the holder of the securities;

●	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

●	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time, a person has a relevant interest in issued securities and the person:

●	has entered or enters into an agreement with another person with respect to the securities;

●	has given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition);

●	has granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; or

●	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised; the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the above prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

●	when the acquisition results from the acceptance of an offer under a formal takeover bid;

●	when the acquisition is conducted on market by or on behalf of the bidder under a takeover bid, the acquisition occurs during the bid period, the bid is for all the voting shares in a bid class and the bid is unconditional or only conditioned on prescribed matters set out in the Corporations Act;

●	when shareholders of Innovation Beverage Group Limited approve the takeover by resolution passed at general meeting;

●	an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in Innovation Beverage Group Limited of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in Innovation Beverage Group Limited more than three percentage points higher than they had six months before the acquisition;

●	when the acquisition results from the issue of securities under a rights issue;

●	when the acquisition results from the issue of securities under dividend reinvestment schemes;

●	when the acquisition results from the issue of securities under underwriting arrangements;

●	when the acquisition results from the issue of securities through operation of law;

●	an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market or a financial market approved by ASIC;

●	an acquisition arising from an auction of forfeited shares conducted on-market; or

●	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. ASIC and the Australian Takeover Panel have a wide range of powers relating to breaches of takeover provisions, including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Ownership threshold

There are no provisions in the Constitution that require a shareholder to disclose ownership above a certain threshold. Section 671B(1) of the Corporations Act provides that a person who obtains a “substantial holding” being five percent (5%) in a listed public company to disclose the interest to the company within two (2) days of acquiring the interest and serve a copy of the disclosure on the relevant market operator.

As a public company under the Australian Corporations Act with more than 50 shareholders – the Australian Corporations Act (subject to certain exceptions) restricts the acquisition by any person (irrespective of jurisdiction) of a “relevant interest” in a “voting share” of the Company where, because of a transaction, that person or someone else’s percentage “voting power” in the Company increases above 20% of the total voting shares or, where the person’s voting power was already above 20% and below 90%, increases more than 3% in any six month period.

Differences between the Law of Different Jurisdictions

See “Rights of the Shares” above. The Australian law applicable to our Constitution is not significantly different than a U.S. company’s charter documents except we do not have a limit on our authorized share capital, the concept of par value is not recognized under Australian law.

Issues of Shares and Changes in Capital

Subject to our Constitution, the Corporations Act, and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with preferred, deferred or other special rights and restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act, and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital (provided that the reduction is fair and reasonable to our shareholders as a whole and does not materially prejudice our ability to pay creditors), cancel shares that at the date of the passing of the resolution, have not been taken or agreed to be taken by any person or which have been forfeited and reduce the Company’s share capital by such amount, or buy back our ordinary shares in any manner permitted by the Corporations Act. The Company may, by resolution, reclassify or convert shares from one class to another. The Company may with members’ approval as required by the Act reduce its share capital.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Share

The material terms and provisions of our Ordinary Shares are described under the caption “Description of Capital Stock”.

Ordinary Warrants

Overview. The following summary of certain terms and provisions of the Ordinary Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Ordinary Warrant agent agreement between us the Ordinary Warrant Agent, and the form of Ordinary Warrant which is filed as an exhibit to the registration statement of which this prospectus is a part.

Each Series A Warrant will have an exercise price of $3.60 per share.

Each Series B Warrant will have an exercise price of $3.60 per share.

Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the Ordinary Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Ordinary Warrants up to 9.99% of the number of shares of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Ordinary Warrants.

Fractional Shares. No fractional shares of Ordinary Shares will be issued upon exercise of the Ordinary Warrants. If, upon exercise of the Ordinary Warrant, a holder would be entitled to receive a fractional interest in a share, we will, in our discretion and upon exercise, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. Subject to applicable laws, the Ordinary Warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Exchange Listing. There is no established public trading market for the Ordinary Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Ordinary Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transactions. In the event of a “fundamental transaction”, as described in the Ordinary Warrants (except for the Blockfuel Merger, as further described in the Ordinary Warrants) and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Ordinary Warrants will be entitled to receive upon exercise of the Ordinary Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Ordinary Warrants immediately prior to such fundamental transaction.

Share Combination Event Adjustment. If we effect any share split, reverse share split, share dividend, share combination, recapitalization or similar transaction involving our Ordinary Shares (a “Share Combination Event”), and the lowest VWAP of our Ordinary Shares during the period commencing five (5) consecutive trading days immediately preceding and ending five (5) consecutive  trading days immediately following the Share Combination Event Date is less than the then-effective exercise price of the warrant, then the exercise price will be reduced (but not increased) to such lowest VWAP, subject to a minimum exercise price of $0.72 (20% of the Nasdaq Minimum Price as of the date of pricing of this offering), and the number of shares issuable upon exercise will be increased so that the aggregate exercise price payable upon full exercise of the warrant after such adjustment equals the aggregate exercise price payable upon full exercise immediately prior to such adjustment.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our Ordinary Shares, the holder of an Ordinary Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Ordinary Warrant.

Pre-funded warrants to be issued in this Offering

The following summary of certain terms and conditions of the Pre-funded Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of Pre-funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-funded Warrant for a complete description of the terms and conditions of the Pre-funded Warrants.

General

The term “pre-funded” refers to the fact that the purchase price of the Pre-funded Warrants in this offering includes almost the entire exercise price that will be paid under the Pre-funded Warrants, except for a nominal remaining exercise price of $0.00001. The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding Ordinary Shares following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-funded Warrants in lieu of shares of our Ordinary Shares which would result in such ownership of more than 4.99% (or, at the election of the holder, 9.99%), and receiving the ability to exercise their option to purchase the shares underlying the Pre-funded Warrants at a nominal price at a later date.

Form

The Pre-funded Warrants will be issued as individual warrant agreements to the investors. You should review the form of Pre-funded Warrant, filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the Pre-funded Warrants.

Exercisability

The Pre-funded Warrants are exercisable at any time after their original issuance. The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the Pre-funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-funded Warrants up to 9.99% of the number of shares of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-funded Warrants.

Duration and Exercise Price

The exercise price per whole share of our Ordinary Shares purchasable upon the exercise of the Pre-funded Warrants is $0.00001 per share of Ordinary Shares. The Pre-funded Warrants will be immediately exercisable and, if any when the Blockfuel Merger is completed the Pre-funded Warrants shall be automatically exercised via cashless exercise, as further described in the Pre-funded Warrants.

Cashless Exercise

At any time after the issuance of the Pre-funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may instead receive upon such exercise (either in whole or in part) only the net number of shares of Ordinary Shares determined according to a formula set forth in the Pre-funded Warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the Pre-funded Warrants to the holders.

Transferability

Subject to applicable laws, the Pre-funded Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Pre-funded Warrants to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established trading market for the Pre-funded Warrants and we do not plan on applying to list the Pre-funded Warrants on The Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

If, at any time while the Pre-funded Warrants are outstanding, (1) we consolidate or merge with or into another corporation whether or not the Company is the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, or any of our significant subsidiaries, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of our Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of our Ordinary Shares, (4) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of our outstanding Ordinary Shares, or (5) we effect any reclassification or recapitalization of our Ordinary Shares or any compulsory exchange pursuant to which our Ordinary Shares are converted into or exchanged for other securities, cash or property, or each, a “Fundamental Transaction,” then upon any subsequent exercise of Pre-funded Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as they would have been entitled to receive upon the occurrence of such Fundamental Transaction if they had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Ordinary Shares then issuable upon exercise of those Pre-funded Warrants, and any additional consideration payable as part of the Fundamental Transaction.

Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our Ordinary Shares or as otherwise set forth in the Pre-funded Warrants, the holder of a Pre-funded Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Pre-funded Warrant.

Transfer Agent, Warrant Agent, and Registrar

VStock Transfer, LLC is our company’s stock transfer agent. The address for VStock Transfer is 18 Lafayette Place, Woodmere, New York, 11598 and the telephone number is (212) 828-8436.

PLAN OF DISTRIBUTION

We are offering on a best efforts basis up to 4,166,667 Ordinary Units or Pre-Funded Units, based on an assumed public offering price of $3.60 per Ordinary Units or $3.59999 per Pre-Funded Units, which represents the closing price of our Ordinary Share on the Nasdaq Stock Market, LLC on February 27, 2026, for gross proceeds of up to approximately $15 million, before deduction of placement agent fees and offering expenses. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement, dated as of [*], 2026, we have engaged Aegis Capital Corp. to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.

The Ordinary Units will be offered at a fixed price and are expected to be issued in a single closing. There is no minimum number of Ordinary Units to be sold or minimum aggregate offering proceeds for this offering to close.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on or about    , 2026.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 7.08% of the aggregate gross cash proceeds to us from the sale of the securities in the offering, and a 1% non-accountable expense allowance. In addition, we will reimburse the Placement Agent for certain of its out-of-pocket expenses incurred in connection with this offering, including the Placement Agent’s legal fees, and actual travel and reasonable out-of-pocket expenses, in an amount not to exceed $125,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us, assuming the sale of all units in this offering and no sale of any pre-funded units in this offering.

	Number of Ordinary Units	Number of Pre-Funded Units
Public offering price
Placement Agent fees(1)
Non-accountable expense allowance (1%)
Proceeds to us (before expenses)(2)

(1)	Represents the Placement Agent fee of 7.0%. Does not include reimbursement by us of the placement agent’s legal fees and disbursements of its counsel of $125,000.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Ordinary Warrants or the pre-funded warrants.

We have agreed to pay the Placement Agent’s legal expenses relating to the offering in the amount of $125,000. We estimate the total expenses payable by us for this offering, excluding the placement agent fees and expenses, will be approximately $287,000.

Assuming we raise the maximum amount offered of $15,000,000 in proceeds from this offering, we anticipate payment to the Placement Agent of not more than $1,487,465 consisting of $1,050,000 for the placement agent fee, $150,000 representing the non-accountable allowance, and up to $287,465 for the reimbursement of accountable fees, costs and expenses of the placement which are payable by us.

Listing

Our Ordinary Shares are listed on The Nasdaq Capital Market under the trading symbol “IBG.” We do not plan to list the Ordinary Warrants, or the pre-funded warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors, and our 10% and greater stockholders have agreed not to, for a period of 90 days after the closing date, without the prior written consent of the Placement Agent, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our Ordinary Share or any securities convertible into or exercisable or exchangeable for our Ordinary Share, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our Ordinary Share, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Ordinary Share or securities convertible into or exercisable or exchangeable for shares of Ordinary Share or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions.

Securities Issuance Standstill

In addition, we have agreed that for a period of ninety (90) days from the closing date of the offering, without the prior written consent of the Placement Agent, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Securities and Exchange Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill”). So long as none of such equity securities shall be saleable in the public market until the expiration of the ninety (90) day period described above, the following matters shall not be prohibited by the Standstill: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities.

Right of First Refusal

We granted the Placement Agent a right of first refusal to provide investment banking services to us on an exclusive basis in all matters for which investment banking services are sought by us for a period commencing on the closing of this offering and ending on the 12-month anniversary after the commencement of sales in this offering.

Specifically, for a period of 12 months from the closing of this offering, if the Company or its subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by the placement agent) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the Placement Agent (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole Placement Agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature. The decision to accept the Company’s engagement shall be made by Placement Agent or one of its affiliates, by a written notice to the Company, within ten (10) business days of the receipt of the Company’s notification of its financing needs, including a detailed term sheet.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agent may be required to make for these liabilities.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as a placement agent, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful

Transfer Agent and Registrar

VStock Transfer, LLC is our company’s stock transfer agent. The address for VStock Transfer is 18 Lafayette Place, Woodmere, New York, 11598 and the telephone number is (212) 828-8436.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Ordinary Shares offered hereby. Any such short positions could adversely affect future trading prices of the Ordinary Shares offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The Placement Agent served as the Sales Agent for the Company’s At-the-Market (“ATM”) program best-efforts offering established on January 14, 2026.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement, copies of which are attached to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

LEGAL MATTERS

The validity of the Ordinary Shares, the Ordinary Warrants, and the Pre-Funded Warrants to be issued in this offering and certain regulatory matters will be passed upon for us by K&L Gates, our Australian counsel. Certain matters as to U.S. federal law and New York state law will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York, our U.S. counsel. The placement agent is being represented by Kaufman & Canoles, P.C., Richmond, VA, in connection with this offering.

EXPERTS

Astra Audit & Advisory LLC (“Astra”), an independent registered public accounting firm, audited our financial statements for the year ended December 31, 2024, and 2023 included in our Annual Report on Form 20-F for the year ended December 31, 2024, as set forth in their report included therein, and is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Astra’s report, given on their authority as experts in accounting and auditing.

CHANGES IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On December 12, 2024, we engaged Astra as our independent registered public accounting firm to audit the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023, following approval by the Company’s Board of Directors and Audit Committee.

Astra replaced Accell Audit & Compliance, P.A. (“Accell”), which was dismissed on December 10, 2024. Accell’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion, disclaimer of opinion, or qualification. During the Company’s aforementioned fiscal years and the interim period through Accell’s dismissal, there were no disagreements with Accell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

On July 17, 2025, Astra resigned as the independent registered public accounting firm for the Company, effective immediately. Astra’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion, disclaimer of opinion, or qualification. During the Company’s two most recent fiscal years and the interim period through Astra’s resignation, there were no disagreements with Astra on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Prior to engaging Astra, the Company did not consult with Astra regarding any matters involving accounting principles, the type of audit opinion that might be rendered, or any reportable events.

On October 15, 2025, the Company engaged M&K CPA PLLC (“M&K”), an independent registered public accounting firm, effective November 04, 2025. M&K has been engaged by the Company to audit the Company’s financial statements for the fiscal year ending December 31, 2025 and provide a written report on the Company’s consolidated financial statements and schedules supporting such consolidated financial statements.

During the fiscal years ended December 31, 2024 and December 31, 2023, neither the Company nor anyone on its behalf has consulted with M&K regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the securities being registered hereby.

SEC registration fee	$6,214.50
FINRA Filing Fee	$2,750.00
Legal fees and expenses	$250,000.00
Accounting fees and expenses	$3,500.00
Miscellaneous	$25,000.50

Total	$287,465.00

*	All amounts are estimated, except the SEC registration fee, Nasdaq listing fee and FINRA filing fee.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

●	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the Commission on May 15, 2025;

●	the Registrant’s Current Reports on Form 6-K filed with the Commission on February 28, 2025, March 27, 2025, April 7, 2025, April 22, 2025, May 13, 2025; July 23, 2025; September 4, 2025; September 23, 2025; September 24, 2025; October 20, 2025; October 28, 2025; November 5, 2025; December 5, 2025; December 8, 2025; December 12, 2025; December 29, 2025; January 17, 2026; January 20, 2026; January 28, 2026; February 20, 2026; February 24, 2026; and February 24, 2026; and

●	the description of the Registrant’s Ordinary Shares contained in the Registrant’s Form 8-A (File No: 001-42278) filed with the Commission on September 16, 2024.

All subsequent annual reports filed on Form 20-F after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) shall be deemed to be incorporated by reference into the prospectus. In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed (i) after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement or (ii) after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You can obtain any of the filings, documents or information incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated therein and amendments to those reports, are also available free of charge on our website https://investors.innovationbev.com/ as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in that information) at no cost, upon written or oral request to:

INNOVATION BEVERAGE GROUP LIMITED

29 Anvil Road

Seven Hills, NSW 2147

Australia

Tel: +61 (02) 9620 4574

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

$15,000,000

Up to 4,166,667 Ordinary Units consisting of

One share of Ordinary Share, and one Series A Warrant and one Series B Warrant, and/or 4,166,667 Pre-
Funded Units consisting of one Pre-Funded Warrant, one Series A Warrant and one Series B Warrant (and
4,166,667 shares of Ordinary Share underlying the Pre-Funded Warrants)

Up to 4,166,667 shares of Ordinary Shares underlying the Series A Warrants

Up to 4,166,667 shares of Ordinary Shares Underlying the Series B Warrants

PRELIMINARY PROSPECTUS

AEGIS CAPITAL CORP.

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Australian law

Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors for liabilities and costs incurred while acting as a director or officer of the company, subject to restrictions imposed under the Corporations Act which provides that a company or a related body corporate of the company must not indemnify an officer or director against any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the company;

●	a liability for certain pecuniary penalty orders or compensation orders;

●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

●	as to legal costs, legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

o	in defending or resisting proceedings in which the officer or director is found to have a liability for which they could not be indemnified by reason of the limitations on indemnification set out above;

o	in defending or resisting criminal proceedings in which the officer or director is found guilty;

o	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

o	in connection with proceedings for relief to the officer or director under the Corporations Act, in which the court denies the relief.

Constitution

Our Constitution provides, except to the extent prohibited by law including under the Corporations Act, for the indemnification of every person who is or has been an officer or a director of the Company against any liability (other than conduct involving a lack of good faith on the part of the officer) incurred by that person as an officer or director. This includes any liability incurred by that person in their capacity as an officer or director of a subsidiary of the Company where the Company requested that person to accept that appointment.

SEC Position

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the Placement Agent Agreement for this offering, the form of which is filed as Exhibit 1.1 to this registration statement, the Placement Agent will agree to indemnify our directors and officers and persons controlling us, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such Placement Agent.

Item 7. Recent Sales of Unregistered Securities

Set forth below is information regarding all securities issued by IBG without registration under the Securities Act during the past three years after giving effect to the Company’s 2025 share consolidation on a 5:1 basis that took place in 2025. IBG believes that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 506(b) of Regulation D under the Securities Act, Rule 701 under the Securities Act and/or Regulation S under the Securities Act. No underwriter or underwriting discount or commission was involved in any of the transactions set forth in this Item 7.

On February 7, 2023, we issued to one employee 1,307 ordinary shares at a price of AUD$25.50 per share with an aggregate value of AUD$33,318.30.

On April 28, 2023, we issued an aggregate of 43,000 ordinary shares to two investors in connection with the conversion of an aggregate debt amount of US$630,000 at a price of AUD$25.50 per share.

On May 15, 2023, we issued to one employee 809.8 ordinary shares at a price of AUD$25.50 per share with an aggregate value of AUD$20,649.90.

On May 22, 2023, we issued an aggregate of 14 ordinary shares to 14 shareholders, one ordinary share each, to resolve rounding calculations in share ownership. Following the 5-for-1 reverse split, these shares would be adjusted proportionately (14 pre-split shares = 2.8 post-split shares), subject to the Company’s fractional share treatment/rounding.

On October 24, 2023, we issued 12,699 ordinary shares at a price of AUD$31.50 per share, for a total purchase price of AUD$400,018.50 in connection with a private placement to a non-U.S. person in reliance on Regulation S.

On October 24, 2023, we issued under our equity incentive plan 30,000 restricted ordinary shares at a price of US$20.00 per share, with a value of US$600,000, to a distributor.

On October 24, 2023, we issued under our equity incentive plan 30,000 restricted ordinary shares at a price of US$20.00 per share, with a value of US$600,000, to a distributor.

On November 27, 2023, we issued to one consultant 10,000 ordinary shares at a price of AUD$31.50 per share, with a value of AUD$315,000.

On January 17, 2024, we issued to one employee 2,116.4 ordinary shares at a price of US$20.00 per share with an aggregate value of US$42,112.

On February 27, 2024, we issued to two employees in lieu of accrued and owing cash compensation an aggregate of 21,992 ordinary shares at a price of US$20.00 per share with an aggregate value of US$439,839.

On March 5, 2024, we issued to one consultant 10,000 ordinary shares with a value of US$200,000 for services rendered.

On March 27, 2024, we issued to two employees in lieu of accrued and owing cash compensation an aggregate of 11,708.4 ordinary shares (on a post-split basis, subject to fractional share treatment) at a price of US$20.00 per share with an aggregate value of US$234,166.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
1.1*	Form of Placement Agency Agreement
3.1	Constitution of Innovation Beverage Group Limited (filed as Exhibit 3.1 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on August 19, 2022, and incorporated herein by reference)
4.1	Convertible note agreement dated March 10, 2024 between the Company and Hartfield Assets Inc. (incorporated by reference to Exhibit 4.1 of our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 15, 2025)
4.2**	Form of Pre-Funded Warrant
4.3**	Form of Series A Warrant
4.4**	Form of Series B Warrant
5.1**	Opinion of K&L Gates LLP
10.2	Innovation Beverage Group 2022 Equity Incentive Plan (filed as Exhibit 10.19 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.3	Sydney Lease Deed for Seven Hills Facility, as amended on January 6, 2025 (incorporated by reference to Exhibit 4.2 of our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 15, 2025)
10.4	Executive Services Agreement between Australian Boutique Spirits Pty Ltd, Beri Beverages Pty Ltd and Sahil Beri, dated November 1, 2021 (filed as Exhibit 10.4 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.5	Contract of Employment between Australian Boutique Spirits Pty Ltd and Tianyi Eric Yu, dated July 1, 2018 (filed as Exhibit 10.5 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.6	Non-Executive Director’s Agreement between Australian Boutique Spirits Pty Ltd and Sally E. Cardillo, dated April 29, 2022 (filed as Exhibit 10.8 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.7	Non-Executive Director’s Agreement between Innovation Beverage Group Limited and Daniel Lanskey, dated February 15, 2024 (filed as Exhibit 10.30 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.8	Non-Executive Director’s Agreement between Innovation Beverage Group Limited and Shawn Messner, dated February 29, 2024 (filed as Exhibit 10.31 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.9	Deed of Novation by and among Europa International Pty Ltd, Coca-Cola Amatil (Australia) Pty Ltd, and Australian Boutique Spirits Pty Ltd, dated July 2, 2018 (filed as Exhibit 10.11 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.10	Manufacturing Agreement between Europa International Pty Ltd and Coca-Cola Amatil (Australia) Pty Ltd, dated December 22, 2016. (filed as Exhibit 10.12 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.11	Notice Under 2016 Europa Manufacturing Agreement dated January 9, 2019. (filed as Exhibit 10.13 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.12	Manufacturing Agreement between Europa International Pty Ltd and Coca-Cola Amatil (Australia) Pty Ltd, dated June 9, 2017. (filed as Exhibit 10.14 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.13	Manufacturing Supply and License Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated July 31, 2020 (filed as Exhibit 10.15 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.14	Amendment Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated March 10, 2021 (filed as Exhibit 10.16 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)

10.15	Termination of BevMart Agreement and Amendment to Manufacturing Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021 (filed as Exhibit 10.17 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.16	Novation of Debt Agreement between Amit Beri and Meena Beri, dated December 27, 2021 (filed as Exhibit 10.18 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.17	Amendment Agreement between Innovation Beverage Group Limited and Sway Energy Corp., dated October 21, 2022 (filed as Exhibit 10.21 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.18	Note Purchase Agreement between Innovation Beverage Group Limited and Dean Huge, dated July 14, 2022 (filed as Exhibit 10.22 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.19	Promissory Note dated July 14, 2022 issued by Innovation Beverage Group Limited to Dean Huge (filed as Exhibit 10.23 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.20	Note Purchase Agreement between Innovation Beverage Group Limited and Anil Beri, dated July 19, 2022 (filed as Exhibit 10.24 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.21	Promissory Note dated July 19, 2022 issued by Innovation Beverage Group Limited to Anil Beri (filed as Exhibit 10.25 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.22	Note Purchase Agreement between Innovation Beverage Group Limited and Elizabeth Beri, dated October 11, 2022 (filed as Exhibit 10.26 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.23	Promissory Note dated October 11, 2022 issued by Innovation Beverage Group Limited to Elizabeth Beri (filed as Exhibit 10.27 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.24	Note Purchase Agreement between Innovation Beverage Group Limited and Clive Coleman, dated November 15, 2022 (filed as Exhibit 10.28 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.25	Promissory Note dated November 15, 2022 issued by Innovation Beverage Group Limited to Clive Coleman (filed as Exhibit 10.29 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.26	IBG Treasury Stock Deed dated March 18, 2024 by and among Meena Beri, 114 Assets Inc. and Innovation Beverage Group Limited (filed as Exhibit 10.32 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
10.27	Agreement and Plan of Merger, dated as of October 14, 2025, by and among BlockFuel Energy, Inc., Innovation Beverage Group Limited and InnoBev Merger Corp. (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K filed with the Commission on October 20, 2025)
10.28	Code of Ethics and Business Conduct (filed as Exhibit 14 to our Registration Statement on Form F-1 (File No.: 333-266965 as filed with the Securities and Exchange Commission on September 17, 2024, and incorporated herein by reference)
19.1	IBG Insider Trading Compliance Policy (incorporated by reference to Exhibit 11.2 of our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 15, 2025)
21.1	List of subsidiaries of the registrant (incorporated by reference to Exhibit 8.1 of our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 15, 2025)
23.1*	Consent of Astra Audit & Advisory LLC
23.2**	Consent of K&L Gates LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on Signature Page)
97.1	IBG Compensation Recovery Policy (incorporated by reference to Exhibit 8.1 of our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 15, 2025)
107**	Filing Fees Table

*	Filed herewith
**	Previously filed.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on March 9, 2026.

INNOVATION BEVERAGE GROUP LIMITED

By:	/s/ Sahil Beri
Name:	Sahil Beri
Title:	Chief Executive Officer, Chief Operating Officer and Chairman (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sahil Beri, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement on Form F-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sahil Beri	Chief Executive Officer, Chief Operating Officer and Chairman (Principal Executive Officer)	March 9, 2026
Sahil Beri

/s/ Tianyi Eric Yu	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 9, 2026
Tianyi Eric Yu

/s/ Daniel Lanskey	Independent Director	March 9, 2026
Daniel Lanskey

/s/ Sally Cardillo	Independent Director	March 9, 2026
Sally Cardillo

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in Allison Park, United States on March 9, 2026.

Authorized U.S. Representative

Sally Cardillo

By:	/s/ Sally Cardillo
Name:	Sally Cardillo
Title:	Independent Director